Exhibit 4.2


THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN GULFPORT ENERGY CORPORATION'S PROSPECTUS DATED __________, 2004 (THE "PROSPECTUS") AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM UMB BANK, N.A., THE SUBSCRIPTION AGENT.

  Rights Certificate No.____________            No. of    Rights:____________

                          GULFPORT ENERGY CORPORATION
              Incorporated under the laws of the State of Delaware

                        SUBSCRIPTION RIGHTS CERTIFICATE

  Evidencing Subscription Rights to Purchase Shares of Common Stock of Gulfport
                               Energy Corporation

                      Subscription Price: $_____ per Share

     The Subscription Rights will expire if not exercised on or before 5:00 p.m., Dallas time, on ___________, 2004, unless extended by Gulfport Energy Corporation

Registered  Owner:

     THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of subscription rights ("Rights") set forth above. Each whole Right entitles the holder thereof, or its assigns, to subscribe for and purchase one share of common stock, par value $0.01 per share ("Common Stock"), of Gulfport Energy Corporation, a Delaware corporation, at a subscription price of $_____ per share (the "Basic Subscription Privilege"), pursuant to a rights offering (the "Rights Offering"), on the terms and subject to the conditions set forth in the Prospectus and the "Instructions as to Use of Gulfport Energy Corporation Subscription Rights Certificates" accompanying this Subscription Rights Certificate. If any shares of Common Stock available for purchase in the Rights Offering are not purchased by other holders of Rights pursuant to the exercise of their Basic Subscription Privilege (the "Excess Shares"), any Rights holder that exercises its Basic Subscription Privilege in full may subscribe for a number of Excess Shares pursuant to the terms and conditions of the Rights Offering, subject to pro ration, as described in the Prospectus (the
"Over-Subscription Privilege"). The Rights represented by this Subscription Rights Certificate may be exercised by completing Form 1 and any other appropriate forms on the reverse side hereof and by returning the full payment of the subscription price for each share of Common Stock in accordance with the "Instructions as to Use of Gulfport Energy Corporation Subscription Rights
Certificates" that accompany this Subscription Rights Certificate. The Rights evidenced by this Subscription Rights Certificate may also be transferred or sold by completing the appropriate forms on the reverse side hereof in accordance with the "Instructions as to Use of Gulfport Energy Corporation Subscription Rights Certificates" that accompany this Subscription Rights Certificate.

     The Rights are transferable on the books of Gulfport Energy Corporation in person or by duly authorized attorney upon surrender of this Subscription Rights Certificate properly endorsed. This Subscription Rights Certificate is not valid unless countersigned by the transfer agent and registered by the registrar.

     Witness the seal of Gulfport Energy Corporation and the signatures of its duly authorized officers.

Dated:  ___________,  2004


_____________________________           ______________________
Mike  Liddell                           Lisa  Holbrook
Chairman  of  the  Board,  President    Vice  President,  General  Counsel
and  Chief  Executive  Officer          and  Secretary

Delivery  Options  For  Subscription  Rights  Certificate

     For  delivery  by  mail,  hand  delivery  or  over  night  courier:

          UMB  Bank,  N.A.
          Corporate  Trust  Department
          2401  Grand  Blvd.
          Kansas  City,  Missouri  64108

     Delivery other than in the manner or to the address listed above will not constitute valid delivery.

                PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

FORM  1  -  EXERCISE  OF  SUBSCRIPTION  RIGHTS

     To subscribe for shares pursuant to your Basic Subscription Privilege, please complete lines (a) and (c) and sign under Form 4 below. To subscribe for shares pursuant to your Over-Subscription Privilege, please also complete line
(b).

     (a)  Exercise  Of  Basic  Subscription  Privilege:

          I  apply  for  ____________  shares  x $_________________=  $_________
                      (no. of new shares)       (subscription price)   (Payment)

     (b)  Exercise  Of  Over-Subscription  Privilege:

     If you have exercised your Basic Subscription Privilege in full and wish to subscribe for additional shares pursuant to your Over-Subscription Privilege, please complete this line (b) and sign under Form 4 below:

          I  apply  for  ____________  shares  x $_________________=  $_________
                      (no. of new shares)       (subscription price)   (Payment)

     (c)  Total  Amount  of  Payment  Enclosed  =  $__________

Method  Of  Payment  (Check  One):

[ ] Check or bank draft drawn on a U.S. bank, or postal, telegraphic or express money order payable to "UMB Bank, N.A., as Subscription Agent." Funds paid by an uncertified check may take at least five business days to clear.

[ ] Wire transfer of immediately available funds directly to the account maintained by American Stock Transfer & Trust Company, as Subscription Agent, for purposes of accepting subscriptions in this Rights Offering at UMB Bank, Kansas City, MO, ABA #101000695, Acct #9800006823.

FORM  2  -  SALE  OR TRANSFER TO DESIGNATED TRANSFEREE OR THROUGH BANK OR BROKER

     To sell or transfer your Rights to another person, complete this Form 2 and have your signature guaranteed under Form 5. To sell your Rights through your bank or broker, sign below under this Form 2 and have your signature guaranteed under Form 5, but leave the rest of this Form 2 blank.

     For value received _____________ of the Rights represented by this Subscription Rights Certificate are assigned to:


----________________--____________
(Print  Full  Name  of  Assignee)


_________----_____--______________
(Print  Full  Address)


____-----_________________________
Tax  ID  or  Social  Security  No.


_____________-----________________
Signature(s)


     IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.



FORM  3  -  DELIVERY  TO  DIFFERENT  ADDRESS

      If you wish for the Common Stock underlying your Rights, a certificate representing unexercised Rights or the proceeds of any sale of Rights to be delivered to an address different from that shown on the face of this Subscription Rights Certificate, please enter the alternate address below, sign under Form 4 and have your signature guaranteed under Form 5.


_____________________________


_____________________________


_____________________________

FORM  4  -  SIGNATURE

     To Subscribe: I acknowledge that I have received the Prospectus for this Rights Offering and I hereby irrevocably subscribe for the number of shares indicated above on the terms and conditions specified in the Prospectus.

     To Sell: If I have completed Form 2, I authorize the sale by the Subscription Agent, according to the procedures described in the Prospectus, of any Rights represented by this Subscription Rights Certificate but not exercised hereby.


_____________________________
Signature(s)

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.




FORM  5  -  SIGNATURE  GUARANTEE

     This form must be completed if you have completed any portion of Forms 2 or 3.

Signature  Guaranteed:

_____________________________
(Name  of  Bank  or  Firm)

By:  _____________________________
       (Signature  of  Officer)

IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

FOR INSTRUCTIONS ON THE USE OF GULFPORT ENERGY CORPORATION SUBSCRIPTION RIGHTS CERTIFICATES, CONSULT UMB BANK, N.A., THE SUBSCRIPTION AGENT, AT (816) 860-3020.